As filed with the Securities and Exchange
                         Commission on November 24, 2003
                                                       Registration No. 333-____
                          _____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       B.O.S. BETTER ONLINE SOLUTIONS LTD.
               ___________________________________________________
           (Exact name of the Registrant as specified in its charter)

      ISRAEL                               NOT APPLICABLE
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

Beit Rabin, Teradion Industrial Park
MISGAV, ISRAEL                                                   20179
(Address of Principal Executive Offices)                        (Zip Code)

                         2003 ISRAELI SHARE OPTION PLAN
                            (Full title of the Plans)

                      BEIT RABIN, TERADION INDUSTRIAL PARK,
                                 MISGAV, ISRAEL
                                (972-4) 990-7555


                           Corporation Service Company
                     1177 Avenue of the Americas, 17th Floor
                               NEW YORK, NY 10036
                     (Name and address of agent for service)

                               Tel: (212) 299-9101
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Ephraim Abramson & Co.
                             16B King George Street
                             Jerusalem, Israel 94229
                                (972) 2-624-5881

                         CALCULATION OF REGISTRATION FEE


Title of Securities     Amount To Be          Proposed Maximum     Proposed Maximum      Amount of
To Be Registered        Registered            Offering Per Share*  Price Aggregate       Registration Fee
                                                                   Offering Price*
Ordinary Shares, par      625,000**              $3.055              $1,909,375             $154.46
value NIS 4.00 per
share



* Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h)(1) and (c) on the basis of the average of the high and low sale prices of the Registrant's Ordinary Shares on The NASDAQ National Market System on November 19, 2003 (which date is within 5 business days prior to the date of the filing of this Registration Statement)

** Represents shares underlying options that may be issued pursuant to Registrant's 2003 Israel Share Option Plan. This Registration Statement shall also cover any additional Ordinary Shares as may be issuable pursuant to the antidilution provisions of the Plans/Agreement, such as a share dividend, stock split, recapitalization or other similar transaction..

THE COMPANY HAS RECEIVED FROM THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AN EXEMPTION FROM THE OBLIGATION TO PUBLISH THIS FORM S-8 IN THE MANNER REQUIRED FOR THE PUBLICATION OF A PROSPECTUS PURSUANT TO THE PREVAILING LAWS OF THE STATE OF ISRAEL. NOTHING IN SUCH EXEMPTION SHALL BE CONSTRUED AS AUTHENTICATION OR APPROVAL OF THE RELIABILITY OR ACCURACY OF THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN EXPRESSION OF OPINION AS TO THE QUALITY OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS FORM S-8.




                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. PLAN INFORMATION

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b) (1) of the Securities Act of 1933, as amended.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the stock option plans and their administrators are available without charge by contacting:

                      B.O.S. Better On-Line Solutions Ltd.
                                   Beit Rabin
                            Teradion Industrial Park,
                                  Misgav, 20179
                                     Israel
                              Attn: Nehemia Kaufman
                              011 (972) 4-990-7555

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed by B.O.S Better Online Solutions Ltd., an Israeli corporation, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

(a) The Registrant's Current Report on Form 6-K, as filed with the Commission on September 2, 2003;

(b) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on June 27, 2003;

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The description of the Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 1, 1996, has undergone some changes due to the adoption of new Articles of Association by the Shareholders at the Annual Meeting held March 13, 2002 (incorporated by reference from the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on June 27, 2003). The following is a summary of the description of the Ordinary Shares under the new Articles of Association (the "Articles"):

DIVIDEND AND LIQUIDATION RIGHTS. All holders of paid-up Ordinary Shares of the Company have an equal right to participate in a distribution of (i) dividends, whether by cash or by bonus shares; (ii) Company assets; and (iii) the Company's surplus assets upon winding up, all pro rata to the nominal value of the shares held by them.

     The Board of Directors may issue shares and other securities which are convertible or exercisable into shares, up to the limit of the Company's authorized share capital.

     The Company's Board of Directors is the organ authorized to decide upon the distribution of dividends or bonus shares.

VOTING, SHAREHOLDERS' MEETINGS, NOTICES AND RESOLUTIONS. Holders of paid-up Ordinary Shares have one vote for each share held on all matters submitted to a vote of shareholders. Such voting rights may be affected in the future by the grant of any special voting rights to the holders of a class of shares with preferential rights.

     The quorum required for a general meeting of shareholders (whether annual or special) consists of at least two shareholders present in person or by proxy/voting instrument and holding, or representing, at least 25% of the voting rights of the issued share capital. A meeting adjourned for lack of quorum shall be postponed by one week, to the same day, time and place, or to a later time if stated in the invitation to the meeting or in the notice of the meeting. The quorum for the commencement of the adjourned meeting shall be any number of participants.

     Unless otherwise determined by the Israeli Companies Law 1999 or the Company's Articles of Association, a resolution requires approval by the holders of a majority of the shares represented at the meeting, in person or by proxy, and voting thereon.

     The Companies Law 1999 requires that certain transactions, actions and arrangements be approved by shareholders, including (i) arrangements with a director as to the terms of his office and compensation and arrangements for insurance, exemption and indemnity of directors; (ii)certain Extraordinary Transactions (as defined in the Companies Law) of the Company with its controlling shareholders or any Extraordinary Transaction in which a controlling shareholder has a personal interest; (iii)certain private placements; and (iv) any action or Extraordinary Transaction in which the majority of the members of the Board of Directors have a personal interest.

     Each shareholder of record is entitled to receive at least a 21day prior notice of shareholders' meetings. The accidental omission to give notice of a meeting to any member, or the non receipt of notice sent to such member, shall not invalidate the proceedings at such meeting. For purposes of determining the shareholders entitled to notice and to vote, the Board of Directors may fix a record date subject to the provisions of the law. Currently, Israeli law provides that the record date not be any earlier than 40 days prior to the meeting.

TRANSFER OF SHARES. Fully paid Ordinary Shares may be transferred freely. The transfer of Ordinary Shares not fully paid up requires the approval of the Board of Directors.

MODIFICATION OF CLASS RIGHTS. Subject to the provisions of any law, the rights attached to any class (unless otherwise provided by the terms of issue of such class), such as voting, rights to dividends and the like, may be altered after a resolution is passed by the Company, with the approval of a resolution passed by a majority of the voting power present by person or proxy and voting hereon at a general meeting of the holders of the shares of such class, or the written agreement of all the class holders. The rights vested in the holders of shares of a particular class that were issued with special rights shall not be deemed to have been altered by the creation or issue of further shares ranking equally with them, unless otherwise provided in such shares' issue terms.

ELECTION OF DIRECTORS. The Company's directors are elected by the shareholders at a shareholders' meeting. The Ordinary Shares do not have cumulative voting rights in the election of directors. The holders of Ordinary Shares conferring more than 50% of the voting power present by person or by proxy at the shareholders' meeting, have the power to elect the directors. The directors elected shall hold office until the next annual meeting, or sooner if they cease to hold office pursuant to the provisions of the Company's Articles. In addition, the Board of Directors may appoint a director (to fill a vacancy or otherwise) between shareholder meetings, and such appointment shall be valid until the next annual meeting or until such appointee ceases to hold office pursuant to the provisions of the Company's Articles. In compliance with the Companies Law, the Company has two external directors. The external directors are also appointed by the shareholders and their term of office is three years.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Consistent with the provisions of the Israeli Companies Law, 1999 (the "Companies Law"), the amended Articles of Association of the Registrant (the "Articles") include provisions permitting the Registrant to procure insurance coverage for its "office holders", exempt them from certain liabilities and indemnify them, to the maximum extent permitted by law. An "office holder" is defined in the Companies Law and the Articles as a director, managing director, chief business manager, executive vice president, vice president, other manager reporting directly to the managing director and any other person assuming the responsibilities of any of the foregoing positions without regard to such person's title.

     INSURANCE

     Under the Companies Law, a company may obtain insurance for any of its office holders for: (i) a breach of his duty of care to the company or to another person; (ii) a breach of his duty of loyalty to the company provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the company's interests; or (iii) a financial liability imposed upon him in favor of another person concerning an act preformed by him in his capacity as an office holder.

     We have obtained directors' and officers' liability insurance covering our officers and directors and those of our subsidiaries.

     INDEMNIFICATION

     The Companies Law provides that a company may indemnify an officer holder against: (i) a financial liability imposed on him in favor of another person by any judgment concerning an act preformed in his capacity as an office holder; and (ii) reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him by a court relating to an act preformed in his capacity as an office holder in connection with: (a) proceedings the company institutes against him or instituted on its behalf or by another person; (b) a criminal charge from which he was acquitted; or (c) a criminal charge in which he was convicted for a criminal offence that does not require proof of criminal intent. The Articles of the Registrant authorize the Registrant to indemnify its office holders to the fullest extent permitted under the law. The Companies Law also authorizes a company to undertake in advance to indemnify an office holder, provided that the undertaking is: (a) limited to the categories of events which the board of directors determines that can be anticipated; and (b) limited in amount determined by the board of directors to be reasonable for the circumstances.

     We have entered into indemnification agreements with directors and some officers providing for indemnification under certain circumstances for acts and omissions which may not be covered (or not be covered in full) by any directors' and officers' liability insurance. Such indemnification agreement appears in the Registrant's Current Report on Form 6-K as filed with the Commission on January 17, 2003.

     EXEMPTION

     Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, for a breach of his duty of care. The Articles authorize the Registrant to exempt any office holder from liability to the Registrant to the extent permitted by law.


Both the Companies Law and the Articles provide that the Registrant may not exempt or indemnify an office holder nor enter into an insurance contract which would provide coverage for liability incurred as a result of any of the following: (a) a breach by the office holder of his duty of fidelity (however, the Registrant may insure such breach if the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Registrant); (b) a breach by the office holder of his duty of care if the breach was done intentionally or recklessly; (c) any act of omission done with the intent to derive an illegal personal benefit; or (d) any fine or monetary penalty levied against the office holder.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. THE FOLLOWING EXHIBITS ARE FILED HEREWITH:


  Exhibit No.  Description
  4.1          Specimen Certificate for Ordinary Shares;

  4.2          Articles of Association of B.O.S. Better On-Line Solutions Ltd; *

  4.3          Registrant's 2003 Israeli Share Option Plan;

  5            Opinion of Ephraim  Abramson & Co. with  respect to the  legality  of the  Ordinary
               Shares being registered;

  23.1         Consent of Kost, Forer and Gabbay;

  23.2         Consent of Somekh Chaikin;

  23.3         Consent of Ephraim  Abramson & Co. - contained in the opinion filed as Exhibit 5 to this Registration Statement;

  24           Powers of Attorney - included on the signature page of this Registration Statement,
               Part II hereof.



     * Incorporated by reference from the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on June 27, 2003.

     Item 9. UNDERTAKINGS.

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or for the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, B.O.S. Better On-Line Solutions Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, State of Israel, on November 16, 2003.

                          B.O.S. BETTER ONLINE SOLUTIONS LTD.

                          By:  /S/ Israel Gal
                          -------------------
                          ISRAEL GAL
                          President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Israel Gal his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



  SIGNATURE                     TITLE                                             DATE

  /S / Israel Gal               President and Chief Executive Officer             November 16, 2003
  ---------------
  Israel Gal

  /S/ Edouard Cukierman         Chairman of the Board of Directors                November 16, 2003
  ---------------------
  Edouard Cukierman

   /S/ Nehemia Kaufman          Chief Financial Officer                           November 16, 2003
   -------------------
  Nehemia Kaufman

  /S/ Zvika Greengold           Director                                          November 16, 2003
  -------------------
  Zvika Greengold

  /S/ Eli Ben-Mayor             Director                                          November 19, 2003
  -----------------
  Eli Ben-Mayor

  /S/ Boaz Harel                Director                                          November 16, 2003
  --------------
  Boaz Harel

  /S/ Yair Shamir               Director                                          November 16, 2003
  ---------------
  Yair Shamir



  /S/ Yael Ilan                 Director                                          November 16, 2003
  -------------
  Yael Ilan

  /S/ Adi Raveh                 Director                                          November 16, 2003
  -------------
  Adi Raveh

  /S/ Ronen Zavlik              Director                                          November 16, 2003
  ----------------
  Ronen Zavlik



Authorized Representative in the United States:
/S/ Corporation Service Company
-------------------------------
Corporation Service Company
                                                               November 18, 2003

                                INDEX OF EXHIBITS



  Exhibit No.  Description
  4.1          Specimen Certificate for Ordinary Shares;

  4.2          Articles of Association of B.O.S. Better On-Line Solutions Ltd; *

  4.3          Registrant's 2003 Israeli Share Option Plan;

  5            Opinion of Ephraim  Abramson & Co. with  respect to the  legality  of the  Ordinary
               Shares being registered;

  23.1         Consent of Kost, Forer and Gabbay;

  23.2         Consent of Somekh Chaikin;

  23.3         Consent of Ephraim  Abramson & Co. - contained in the opinion filed as Exhibit 5 to this Registration Statement;

  24           Powers of Attorney - included on the signature page of this Registration Statement,
               Part II hereof.



* Incorporated by reference from the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on June 27, 2003.

                                                                     Exhibit 4.1

[FACE OF CERTIFICATE]

B.O.S. BETTER ONLINE SOLUTIONS LTD.
INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL
BOS
CUSIP M20115 13 1
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that
is the registered holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, OF THE NOMINAL VALUE OF 4.00 NEW ISRAELI SHEKELS EACH, OF B.O.S. BETTER ONLINE SOLUTIONS LTD.

(hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association of the Corporation and amendments thereto, copies of which are on file at the office of the Transfer Agent and Registrar, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of the duly authorized officers of the Corporation and a facsimile of its corporate seal imprinted hereon.

Dated:

[CORPORATE SEAL]

[SIGNATURE]
NEHEMIA KAUFMAN, Chief Financial Officer

[SIGNATURE]
ISRAEL GAL, President and Chief Executive Officer

Countersigned and Registered:
American Stock Transfer & Trust Company
(New York, NY) Transfer Agent and Registrar
By
Authorized Signature.

[BACK OF CERTIFICATE]

B.O.S. BETTER ONLINE SOLUTIONS LTD.

The Corporation will furnish without charge to each shareholder who so requests a complete statement of the powers, designations, preferences and relative participating optional or other special rights of each class of share capital or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Chief Financial Officer of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ..................Custodian....................
(Cust) (Minor)
under Uniform Gifts to Minors Act
.................................................
(State)
Additional abbreviations may also be used though not in the above list

For Value Received,

hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Ordinary Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

                                                                     Exhibit 4.3

                       B.O.S BETTER ON-LINE SOLUTION LTD.

                       THE 2003 ISRAELI SHARE OPTION PLAN

   (*IN COMPLIANCE WITH AMENDMENT NO. 132 OF THE ISRAELI TAX ORDINANCE, 2002)

This plan, as amended from time to time, shall be known as B.O.S. Better On-Line Solution Ltd 2003 Israeli Share Option Plan (the "ISOP").


1.   PURPOSE OF THE ISOP

     The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

2.   DEFINITIONS

     For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

     2.1  "AFFILIATE" means any "employing company" within the meaning of
          Section 102(a) of the Ordinance.

     2.2 "APPROVED 102 OPTION" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

     2.3  "BOARD" means the Board of Directors of the Company.

     2.4  "CAPITAL GAIN OPTION (CGO)" as defined in Section 5.4 below.

     2.5 "CAUSE" means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee's direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

     2.6  "CHAIRMAN" means the chairman of the Committee.

     2.7 "CODE" means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.8 "COMMITTEE" means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board. The Committee shall consist of directors who are "outside directors" as defined in
          Section 162(m) of the Code and "Non-Employee Directors" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934. The Board will be able to delegate its authorities to the Committee subject to any applicable law.

     2.9 "COMPANY" means B.O.S Better On-line Solution Ltd., an Israeli company.

     2.10 "COMPANIES LAW" means the Israeli Companies Law 5759-1999.

     2.11 "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in
          Section 32(9) of the Ordinance.

     2.12 "DATE OF GRANT" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.

     2.13 "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

     2.14 "EXPIRATION DATE" means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.

     2.15 "FAIR MARKET VALUE" means as of any date, the value of a Share determined as follows:

          (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

          Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

          (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

          (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

     2.16 "ISOP" means this 2003 Israeli Share Option Plan.

     2.17 "ITA" means the Israeli Tax Authorities.

     2.18 "NON-EMPLOYEE" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

     2.19 "ORDINARY INCOME OPTION (OIO)" as defined in Section 5.5 below.

     2.20 "OPTION" means an option to purchase one or more Shares of the Company pursuant to the ISOP.

     2.21 "102 OPTION" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

     2.22 "3(I) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

     2.23 "OPTIONEE" means a person who receives or holds an Option under the ISOP.

     2.24 "OPTION AGREEMENT" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

     2.25 "ORDINANCE" means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

     2.26 "PURCHASE PRICE" means the price for each Share subject to an Option.

     2.27 "RETIREMENT" shall mean Optionee's retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Optionee participates.

     2.28 "SECTION 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

     2.29 "SHARE" means the ordinary shares, 1.00 NIS par value each, of the Company.

     2.30 "SUCCESSOR COMPANY" means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

     2.31 "TRANSACTION" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

     2.32 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

     2.33 "UNAPPROVED 102 OPTION" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

     2.34 "VESTED OPTION" means any Option, which has already been vested according to the Vesting Dates.


     2.35 "VESTING DATES" means, as determined by the Board, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 11 of the ISOP.

3.   ADMINISTRATION OF THE ISOP

     3.1 The Board shall have the power to administer the ISOP, all as provided by applicable law and in the Company's Articles of Association.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.3 The Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option; and (v) designate the type of Options.

          In Addition the Board shall have the full power and authority to (i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the ISOP; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the Purchase Price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the ISOP; and (vi) make all other determinations deemed necessary or advisable for the administration of the ISOP.

     3.4 The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the ISOP.

     3.5 Subject to the Company's Articles of Association, all decisions and selections made by the Board pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles of Association, as the same may be in effect from time to time.

     3.6 The interpretation and construction by the Board of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

     3.7 Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.   DESIGNATION OF PARTICIPANTS

     4.1 The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and
          (iii) Controlling Shareholders may only be granted 3(i) Options.

     4.2 The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

     4.3 Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.   DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

     5.1  The Company may designate Options granted to Employees pursuant to
          Section 102 as Unapproved 102 Options or Approved 102 Options.

     5.2 The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this ISOP by the ITA as required by
          Section 102.

     5.3 Approved 102 Option may either be classified as Capital Gain Option ("CGO") or Ordinary Income Option ("OIO").

     5.4 Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

     5.5 Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

     5.6 The Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "ELECTION"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant ONLY the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

     5.7 All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

     5.8 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

     5.9 With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of
          Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

6.   TRUSTEE

     6.1 Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "HOLDING PERIOD"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

     6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

     6.3  With respect to any Approved 102 Option, subject to the provisions of
          Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

     6.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.   SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

     7.1 The Company has reserved 2,500,000 (two million five hundred thousand) authorized but unissued Shares, for the purposes of the ISOP and for the purposes of any other share option plans which may be adopted by the Company in the future, subject to adjustment as set forth in
          Section 9 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company's other share option plans.

     7.2 Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Purchase Price per share, the Expiration Date and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this ISOP.

8.   PURCHASE PRICE

     8.1 The Purchase Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

     8.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Board, including without limitation, by cash or check. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

     8.3 The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

     9.1 In the event of Transaction, the unexercised Options then outstanding under the ISOP shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

     9.2 Notwithstanding the above and subject to any applicable law, the Board shall have full power and authority to determine that in certain Option Agreements there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

     9.3 For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

     9.4 If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

     9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.  TERM AND EXERCISE OF OPTIONS

     10.1 Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the "REPRESENTATIVE"), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     10.2 Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

     10.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     10.4 Subject to the provisions of section 10.5 below, in the event of termination of Optionee's employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee's Option shall not vest and shall not become exercisable.

     10.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee's Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

          (i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or-

          (ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised subject to the period determined in section 15.

          (iii) prior to the date of such termination, the Board shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

          (iv) termination is the result of Retirement of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination;

          For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

     10.6 To avoid doubt, the Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP.

     10.7 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Board may, from time to time, deem advisable.

     10.8 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.  VESTING OF OPTIONS

     11.1 Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

     11.2 An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Board may deem appropriate. The vesting provisions of individual Options may vary.

12.  PURCHASE FOR INVESTMENT

     The Company's obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.


13.  DIVIDENDS

     With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

14.  RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

     14.1 No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

          Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

     14.2 As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.  EFFECTIVE DATE AND DURATION OF THE ISOP

     The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

16.  AMENDMENTS OR TERMINATION

     The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

17.  GOVERNMENT REGULATIONS

     The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

18.  CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

     Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

19.  GOVERNING LAW & JURISDICTION

     The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Haifa, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20.  TAX CONSEQUENCES

     20.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     20.2 The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.  NON-EXCLUSIVITY OF THE ISOP

     The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

     For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.  MULTIPLE AGREEMENTS

     The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

                                                                       Exhibit 5

                                                               November 20, 2003
B.O.S. Better Online Solutions Ltd.
Beit Rabin, Teradyon Industrial Park
Misgav, Israel

                                  Re: FORM S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 ("Registration Statement") of B.O.S. Better Online Solutions Ltd. (the "Company"), an Israeli corporation, with respect to the registration of 625,000 Ordinary Shares, nominal value NIS 4.00 per share, of the Company.

We have been requested to furnish an opinion to be included as an Exhibit to the Registration Statement. In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of act and law as we have deemed necessary to render this opinion.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. As to various questions of fact material to the opinions expressed herein, we have relied, without independent investigation, upon statements and certificates of officers of the Company and public officials.

We are qualified to practice law in the State of Israel only, and the opinions expressed herein are limited to the laws of the State of Israel.

Based upon such examination and investigation, and upon the assumption that there will be no material changes in the documents examined and the matters investigated, we are of the opinion that the 625,000 Ordinary Shares which are the subject of the Registration Statement, have been duly authorized by the Company and that, when issued upon the exercise of options in accordance with the terms of the stock option plans, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                                     Yours truly,

                                                     /s/ Ephraim Abramson & Co.
                                                     --------------------------
                                                     Ephraim Abramson & Co.

                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan of B.O.S. Better Online Solutions Ltd. ("B.O.S.")., of our report dated March 24, 2003, with respect to the consolidated financial statements of B.O.S. included in the Registration Statement in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.






                                               /s/ Kost Forer and Gabbay
                                               -------------------------


       Tel-Aviv, Israel                        KOST FORER and GABBAY
       November 20, 2003                       A Member of Ernst & Young Global

                                                                    Exhibit 23.2


To the Board of Directors of
B.O.S. Better OnLine Solutions Ltd.


We consent to the incorporation by reference in this Registration Statement on Form S-8 by B.O.S. Better OnLine Solutions Ltd. (the "Company"), of our Auditors' Report to the Shareholders of the Company, dated, April 4, 2001, with respect to the consolidated balance sheet of the Company as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000, which report appears in the Company's Annual Report on Form 20-F for the year ended December 31, 2002, filed by the Company with the U. S. Securities and Exchange Commission on June 27, 2003.

/s/ Somekh Chaikin
------------------
Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International




Haifa, November 20, 2003